UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 25, 2007

JAVO BEVERAGE COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26897	48-1264292
(State or other jurisdiction of incorporation)	(Commission File Number)	I.R.S. Employer Identification Number

1311 Specialty Drive, Vista, CA	92081
(Address of principal executive office)	(Zip Code)

(760) 560-5286

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2007, the Board of Directors (the “Board”) of Javo Beverage Company, Inc. (the “Company”) met and took certain actions relating to the adoption of an equity incentive plan and executive officer compensation. The following disclosure relates to these actions.

ADOPTION OF EQUITY INCENTIVE PLAN

The Compensation Committee of the Board recommended, and the Board approved, the adoption of the Company’s 2007 Stock Option and Incentive Plan (the “Plan”), which allows for the grant of equity awards to the Company’s officers, employees, directors and consultants.

Summary of the Plan. A copy of the Plan is filed herewith as Exhibit 10.1. The following description of the Plan is a summary and is qualified by reference to the complete text of the Plan.

The purpose of this Plan is to retain and motivate our executives, other employees and directors while at the same time aligning their interests with those of our stockholders. Stock options, restricted stock awards, performance share awards and unrestricted stock awards may be granted under the Plan (each, an “award”). Options granted under the Plan may only be non-statutory options and will not qualify as “incentive stock options” under Section 422 of the Internal Revenue Code.

Share Reserve. The Plan has 15 million shares of common stock initially reserved for issuance.

Administration. The Compensation Committee of the Board may be appointed to administer the Plan. In the absence of such a delegation, the plan will generally be administered by the independent members of the Board (as applicable, the “Administrator”).

Eligibility. Awards may be granted under the Plan to officers, employees, directors and consultants of the Company, its affiliates and subsidiaries. The Administrator, in its discretion, approves awards to be granted under the Plan.

Termination of Awards. Generally, if an awardee’s services to the Company as an employee or consultant terminates other than for death, disability or for “cause,” vested awards will remain exercisable for a period of three months following the awardee’s termination, provided that awards granted to non-employee directors generally remain exercisable for a period of six months following termination of service. Unless otherwise provided for by the Administrator in the award agreement, if an awardee dies or becomes totally and permanently disabled while an employee or consultant, the awardee’s vested awards shall be exercisable until the earlier of one year following the awardee’s death or disability or the expiration of the term of such award.

Nontransferability of Awards. Unless otherwise determined by the Administrator, awards granted under the Plan are not transferable other than by will or by the laws of descent and distribution.

Stock Options

Exercise Price. The Administrator determines the exercise price of options at the time the options are granted; provided, however, that the exercise price of all options granted under the Plan may not be less than 100% of the fair market value of the Company’s common stock on the date of grant. The fair market value of our common stock is generally the closing sales price as quoted on the Over-the-Counter Bulletin Board quotation service.

Exercise of Option; Form of Consideration. The Administrator determines when options become exercisable and the means of payment for shares issued on exercise of an option. The Plan permits payment to be made by cash, check, wire transfer, other shares of our common stock (with some restrictions) or broker-assisted sale.

Term of Option. The term of an option may not exceed ten years from the date of grant. No option may be exercised after the expiration of its term.

Stock Awards. The Administrator may grant stock awards in its discretion, which include restricted stock, performance shares and unrestricted stock. The purchase price of a restricted stock award, if any, will be determined by the Administrator and set forth in the award agreement. The grant or vesting of a performance award will generally be made contingent on achievement of performance goals established by the Administrator.

Adjustments on Changes in Capitalization, Merger or Change in Control

Changes in Capitalization. In the event of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, appropriate increasing and decreasing adjustments will be made to:

•

the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of unrestricted stock awards, restricted stock awards or performance share awards;

•	the number and kind of shares or other securities subject to any then outstanding awards under the Plan;

•	the repurchase price, if any, per share subject to each outstanding restricted stock award; and

•	the price for each share subject to any then outstanding stock options under the Plan, without changing the aggregate exercise price as to which such stock options remain exercisable.

The Board will make any such adjustments in its absolute discretion and any such decision will be final, binding and conclusive.

Merger or Change in Control. Generally, outstanding awards under the Plan may be assumed, converted, replaced or substituted if any of the following corporate transactions occur (each, a “Sale Event”):

•	the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity;

•

a merger, reorganization or consolidation in which the outstanding shares of common stock are converted into or exchanged for securities of the successor entity and the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction; or

•	the sale of all or substantially all of the common stock of the Company to an unrelated person or entity.

In the event the successor corporation (if any) does not assume or substitute outstanding awards in connection with a Sale Event, and except as the Administrator may otherwise specify with respect to particular awards in the relevant award documentation, the vesting with respect to options and all other awards with time-based vesting, conditions or restrictions will automatically accelerate so that the awards may be exercised as of the effective time of the Sale Event and all awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a Sale Event at the Administrator’s discretion. Upon the effective time of the Sale Event, all outstanding awards granted under the Plan will terminate to the extent not exercised or assumed by the successor corporation.

Amendment and Termination of the Plan. The Board may amend or discontinue the Plan, or any part thereof, at any time and for any reason. However, the Company must obtain stockholder approval for any amendment to the Plan to the extent necessary to comply with applicable laws or, if applicable, securities exchange regulations. The Plan will terminate on April 25, 2017, unless terminated earlier by the Board.

Repricing of Awards. The Plan provides that awards may not be re-priced through cancellation, re-grant or modification, except as permitted under the Plan in connection with a change in capitalization, merger or other Sale Event.

CHANGES IN EXECUTIVE COMPENSATION

Also on April 25, 2007, the Compensation Committee recommended, and a majority of the independent members of the Board approved, certain compensation changes for the Company’s executive officers. In approving these changes, the independent directors considered historical compensation levels, including the lack of equity awards, bonus payments and general salary increases in prior periods and individual and Company performance in prior periods. Based on these considerations, adjustments were made to base salaries and cash bonus and equity awards were granted, as more fully described below.

Base Salary. A majority of the independent members of the Board approved the following annual base salaries for the Company’s executive officers, effective as of April 25, 2007:

Name	Title	Base Salary
Cody C. Ashwell	Chairman and Chief Executive Officer	$210,000
Gary Lillian	President	$200,000
Richard A. Gartrell	Chief Financial Officer	$200,000
William E. Marshall	General Counsel, Senior Executive Vice President of Operations and Secretary	$200,000

Bonus Awards. A majority of the independent members of the Board approved the following bonus payments to the Company’s executive officers.

Name	Title	Bonus Amount
Cody C. Ashwell	Chairman and Chief Executive Officer	$170,000
Gary Lillian	President	$100,000
Richard A. Gartrell	Chief Financial Officer	$100,000
William E. Marshall	General Counsel, Senior Executive Vice President of Operations and Secretary	$100,000

Option Grants. A majority of the independent members of the Board approved the following grants of stock options under the Plan. These option grants will vest over five years as follows: 60% of the shares vesting on the third anniversary of the grant date, 20% of the shares vesting on the fourth anniversary of the grant date and 20% of the shares vesting on the fifth anniversary of the grant date. The options will have a ten-year term and were priced with an exercise price of $1.16 per share, which was equal to the fair market value of the common stock as of the date of grant.

Name	Title	Shares Underlying Options Granted
Cody C. Ashwell	Chairman and Chief Executive Officer	1,500,000
Gary Lillian	President	1,000,000
Richard A. Gartrell	Chief Financial Officer	1,000,000
William E. Marshall	General Counsel, Senior Executive Vice President of Operations and Secretary	1,000,000

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Javo Beverage Company, Inc. 2007 Stock Option and Incentive Plan

10.2	Form of Non-Qualified Stock Option Agreement for Company Employees for use with 2007 Stock Option and Incentive Plan

10.3	Form of Non-Qualified Stock Option Agreement for Non-Employee Directors for use with 2007 Stock Option and Incentive Plan

10.4	Form of Restricted Stock Award Agreement for use with 2007 Stock Option and Incentive Plan

10.5	Form of Performance Share Award Agreement for use with 2007 Stock Option and Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 1, 2007	JAVO BEVERAGE COMPANY, INC.

	By:	/s/ Richard Gartrell
Richard Gartrell
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Javo Beverage Company, Inc. 2007 Stock Option and Incentive Plan

10.2	Form of Non-Qualified Stock Option Agreement for Company Employees for use with 2007 Stock Option and Incentive Plan

10.3	Form of Non-Qualified Stock Option Agreement for Non-Employee Directors for use with 2007 Stock Option and Incentive Plan

10.4	Form of Restricted Stock Award Agreement for use with 2007 Stock Option and Incentive Plan

10.5	Form of Performance Share Award Agreement for use with 2007 Stock Option and Incentive Plan